Exhibit 10.8

DIAMOND EAGLE ACQUISITION CORP.

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

_____________, 2019

Eagle Equity Partners, LLC

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Global Eagle Acquisition LLC

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) by and among Diamond Eagle Acquisition Corp. (the “Company”), Eagle Equity Partners, LLC (the “Sponsor”) and Global Eagle Acquisition LLC, an affiliate of the Sponsor (“GEA”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1.       GEA shall make available, or cause to be made available, to the Company, at 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067 (or any successor location), office space and secretarial and administrative services as may be reasonably required by the Company. In exchange therefor, the Company shall reimburse GEA $15,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

2.       GEA and the Sponsor each hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

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[Signature Page to Administrative Support Agreement]

Very truly yours,

DIAMOND EAGLE ACQUISITION CORP.

By:
Name:
Title:

AGREED AND ACCEPTED BY:

EAGLE EQUITY PARTNERS, LLC

By:
Name:
Title:

GLOBAL EAGLE ACQUISITION LLC

By:
Name:
Title:

[Signature Page to Administrative Support Agreement]